EXHIBIT D-1

                               FIRST AMENDMENT TO
                STOCK OWNERSHIP AND REGISTRATION RIGHTS AGREEMENT

     This First Amendment to Stock Ownership and Registration Rights Agreement (this "First Amendment") dated as of May 28, 1996 is between Universal Seismic Associates, Inc., a Delaware corporation ("USA" or the "Company"), UNEXCO, Inc., a Delaware corporation and wholly owned subsidiary of USA ("UNEXCO"), and RIMCO Partners, L.P. ("RIMCO I"), RIMCO Partners, L.P. II ("RIMCO II"), RIMCO
Partners, L.P. III, and RIMCO Partners, L.P. IV ("RIMCO IV"), each a Delaware limited partnership (collectively, the "RIMCO Holders," and together with their distributees, successors and assigns, the "Holders"). RIMCO I, RIMCO II and RIMCO IV are referred to in this First Amendment as the "Additional RIMCO Holders."

                             PRELIMINARY STATEMENTS

     A. The Company and the Additional RIMCO Holders have entered into that certain Warrant Agreement, dated May 28, 1996 (as amended from time to time, the "Second Warrant Agreement"), which provides for the issuance of warrants (the "Warrants") to purchase an aggregate of 278,650 shares of common stock (the "Additional Shares"), par value $.0001 per share, of USA (the "Common Stock"), subject to adjustment as set forth therein.

     B. USA, UNEXCO and the RIMCO Holders have heretofore entered into that certain Stock Ownership and Registration Rights Agreement, dated January 19, 1996 (the "Registration Rights Agreement"), whereby, among other things, USA agreed to effect the registration of the offering and sale of the Registrable Securities (as defined in the Registration Rights Agreement).

     C. USA, UNEXCO and the RIMCO Holders now desire to amend the Registration Rights Agreement with respect to the matters set forth herein and to include in the Registrable Securities subject to the Registration Rights Agreement the Additional Shares and the Related Securities provided for in the Second Warrant Agreement.

     D. Capitalized terms used herein shall have the respective meanings described thereto in the Second Warrant Agreement unless herein defined or the context shall otherwise require.

                                   AGREEMENTS

     NOW,  THEREFORE,  in  consideration  of the  premises  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, USA, UNEXCO and the RIMCO Holders agree as follows:

SECTION 1. AMENDMENTS.

     1.1  The  definition  of  "Related   Securities"  in  Section 1.01  of  the
Registration Rights Agreement is hereby amended in its entirety to read as follows:

          "Related Securities" means, collectively,  other than the Shares,
     (i) any and all securities issued or issuable as a result of adjustments made under the Note Purchase Agreements or the Warrant Agreement or the Second Warrant Agreement, and in each case any and all securities otherwise exchanged therefor or distributed, issued or issuable with respect thereto and (ii) any and all securities of the Company or any successor thereto or assignee thereof that are hereafter transferred, distributed, issued or issuable to the Holders.

     1.2 Section 1.01 of the Registration Rights Agreement is hereby amended to include, in alphabetical order, the following definition:

          "Second Warrant Agreement" means that certain Warrant Agreement dated as of May 28, 1996, by and among Universal Seismic Associates, Inc., RIMCO Partners, L.P., RIMCO Partners, L.P. II, and RIMCO Partners, L.P. IV.

     1.3 In the Registration Rights Agreement, all references to the Warrant Agreement are hereby amended to be references to the Warrant Agreement and the Second Warrant Agreement, and all references to the Warrants are hereby amended to include the Warrants issued pursuant to the Second Warrant Agreement.

     1.4 Section 1.01 of the Registration Rights Agreement is hereby amended to include, in alphabetical order, the following definition:

          "Additional  Transaction  Documents"  means  the  Second  Warrant
     Agreement  and  the  transaction   documents  executed  and  delivered
     concurrently with the Second Warrant Agreement.

     1.5 Section 1.01 of the Registration Rights Agreement is hereby amended to include, in alphabetical order, the following definition:

          "10% Notes" means the 10% Senior Secured General Obligation Notes issued by the Company pursuant to the Note Purchase Agreement dated as of even date herewith among the Company and the Additional RIMCO Holders, as the same may from time to time be amended, modified, restated or supplemented.

     1.6 Section 1.03 of the Registration Rights Agreement is hereby amended in its entirety to read as follows:

          Subject to compliance with applicable law, immediately following the effective date of the Second Warrant Agreement, the RIMCO Holders holding not less than a majority (in then market value) of the then outstanding Registrable Securities held by the RIMCO Holders, or any designee thereof, shall be entitled to designate a total of two persons to be members of the Company's Board of Directors. Immediately following the effective date of the Second Warrant Agreement, the Company shall take such action as is required under its charter and bylaws to increase the size of the Company's Board of Directors by one and will use its best efforts, subject to compliance with applicable law, to elect or cause to be elected to fill the vacancy so created one additional person designated by the RIMCO Holders or their designee, which person shall be in addition to the person previously designated by the RIMCO Holders or their designee. So long as (i) any of the USA Senior Notes, the USA Convertible Notes, the UNEXCO Notes, the 10% Notes or the Warrants (or any securities exchanged therefor or distributed, issued or issuable with respect thereto and held by or issuable to the Holders) are outstanding or
     (ii) the RIMCO Holders, together with their affiliates, own an aggregate of 2.5% or more of the USA Common Stock, however acquired (or a then comparable proportion of the equity securities of the Company entitled to vote for the election of directors), the RIMCO Holders or their designee shall be entitled to the benefits of this
     Section 1.03, which shall be applicable to each of the two directors provided for herein (a total of two directors). In the event of any resignation, removal, death or other termination of any director so designated by the RIMCO Holders or their designee, or the failure of the stockholders of the Company for any reason to elect such designee or to reelect such director, the RIMCO Holders holding not less than a majority (in then market value) of the then outstanding Registrable Securities held by the RIMCO Holders, or any designee thereof, shall be entitled to designate one person to serve on the Company's Board of Directors in place of each such previously designated person, and the Company will use its best efforts, subject to compliance with applicable law, to elect or cause to be elected to the Board of Directors each such person so designated by the RIMCO Holders or their designee (a total of two directors). The RIMCO Holders hereby undertake and agree that, not later than 15 days following written request from the Company, the RIMCO Holders or their designee shall furnish to the Company's Board of Directors such information with respect to each such director designee as is required to comply with applicable law, rule or regulation, and with Items 401 and 404 of Regulation S-K or Regulation S-B or any successor regulation under the 1933 Act, if then applicable to the Company.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF USA AND THE COMPANY.

     2.1 USA and UNEXCO represent and warrant to the RIMCO Holders that:

          (a) this First Amendment has been duly authorized, executed and delivered by them and this First Amendment constitutes the legal, valid and binding obligation of USA and UNEXCO enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) The Registration Rights Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation of USA and UNEXCO enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution, delivery and performance by USA and UNEXCO of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and
     (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument;

          (d) all representations and warranties contained in the Registration Rights Agreement and in the Additional Transaction Documents are true and correct in all material respects with the same force and effect as if made by USA or the Company, as applicable, on and as of the date hereof.

          (e) the Company hereby represents and warrants that the Board of Directors of USA has taken all actions necessary under Delaware law, including, without limitation, the approval of the Additional Transaction Documents and the consummation of the transactions contemplated thereby, to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to the RIMCO Holders and their affiliates and to the transactions contemplated in the Additional Transaction Documents, including, without limitation, the acquisition of shares of USA Common Stock by the RIMCO Holders pursuant to the transactions contemplated by the Second Warrant Agreement, as may be amended from time to time.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

     3.1 This First Amendment shall not become effective until, and shall become effective when, each of the following conditions shall have been satisfied:

          (a) executed counterparts of this First Amendment, duly executed by USA, UNEXCO and the RIMCO Holders, shall have been delivered to the RIMCO Holders;

          (b) the RIMCO Holders shall have received a copy of the resolutions of the Board of Directors of USA and UNEXCO authorizing the execution, delivery and performance by

     USA and UNEXCO of this First Amendment, certified by their respective Secretary or Assistant Secretary;

          (c) the  representations and warranties of USA and UNEXCO set forth in
     Section 2 hereof are true and correct on and as of the date hereof; and

          (d) the RIMCO Holders shall have received the favorable opinion of counsel to USA and UNEXCO as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the RIMCO Holders.

SECTION 4.        PAYMENT OF RIMCO HOLDERS' COUNSEL FEES AND EXPENSES.

     4.1 USA and UNEXCO agree to pay, upon demand, the reasonable fees and expenses of Andrews & Kurth L.L.P., counsel to the RIMCO Holders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

SECTION 5.        MISCELLANEOUS.

     5.1 This First Amendment shall be construed in connection with and as part of the Registration Rights Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions, and covenants contained in the Registration Rights Agreement are hereby ratified and shall be and remain in full force and effect.

     5.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Registration Rights Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

     5.3 The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     5.4 This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be
executed  by  their  respective   representatives   thereunto  duly  authorized,
effective as of the date first above written.

                                           UNIVERSAL SEISMIC ASSOCIATES, INC.


                                           By:   /s/ Michael J. Pawelek
                                                -----------------------------
                                           Name:    Michael J. Pawelek
                                           Title:   President

                                           UNEXCO, INC.


                                           By:   /s/ Michael J. Pawelek
                                                -----------------------------
                                           Name:    Michael J. Pawelek
                                           Title:   President


                                           RIMCO PARTNERS, L.P.
                                           RIMCO PARTNERS, L.P. II,
                                           RIMCO PARTNERS, L.P. III, and
                                           RIMCO PARTNERS, L.P. IV

                                           By: Resource Investors Management
                                                 Company Limited Partnership,
                                                 their general partner

                                           By: RIMCO Associates, Inc.,
                                                    its general partner


                                           By:    /s/ Gary Milavec
                                                 -----------------------------
                                           Name:    Gary Milavec
                                           Title:   Vice President